EXHIBIT 32

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Arch Chemicals, Inc., a Virginia corporation (the “Company”), for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Dated: November 10, 2008	/s/ Michael E. Campbell
Michael E. Campbell
Chief Executive Officer

Dated: November 10, 2008	/s/ Steven C. Giuliano
Steven C. Giuliano
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Arch Chemicals, Inc. and will be retained by Arch Chemicals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.